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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8 - K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) March 31, 1999


                                ----------------


                           THE RECOVERY NETWORK, INC.
             (Exact name of registrant as specified in its charter)


           COLORADO                              7812                          39-1731029
(State or other jurisdiction of      (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)        Classification Code Number)        Indentification No.)


                           1411 5th Street, Suite 250
                            Santa Monica, CA  90401
                    (Address of principal executive offices)

        Registrant's telephone number including area code (310)393-3979






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Item 5.  OTHER EVENTS

On March 31, 1999, Gary Horowitz resigned from his position as Chief Executive Officer, a member of the Board of Directors, and as a member of various Board committees of The Recovery Network, Inc. ("the Company"). On April 6, 1999, Michael G. Clark resigned from his positions of Chief Financial Officer and Secretary of the Company. Also on April 6, 1999, Donald Masters resigned from his position as Executive Vice President of the Company. All three individuals have agreed to provide additional future services to the Company on a consulting basis, and Mr. Masters will remain as Chairman for the Company's National Partnership for Recovery and Prevention, and as a Director on the Company's Board of Directors.

In connection with these changes, William Moses, Chairman of the Board, has been named President and Chief Financial Officer, Tracy Neal has been appointed as Secretary, and Stacey Romm has been named Treasurer of the Company. These appointments were made by the Board of Directors on April 6, 1999.





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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        THE RECOVERY NETWORK, INC.


Date:  April 7, 1999                    By: /s/ William Moses
                                           -------------------------
                                                William Moses
                                        President and Chief Financial Officer






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Note to Investors
-----------------

     Forward-looking statements in this filing are based on information available to the Company on the date hereof. The Company's actual results could differ materially from those stated or implied by such forward-looking statements. The forward-looking statements should be considered in the context of these and other risk factors disclosed in the Company's fiscal 1998 SEC Form 10-K, latest Form 10-Q (filed February 23, 1999), Form S-8 (filed February 19,
1999) and Form SB-2 (filed on October 27, 1998).